Exhibit 5.1

Charles S. Kim

(858) 550-6049

ckim@cooley.com

October 28, 2010

Dynavax Technologies Corporation

2929 Seventh Street, Suite 100

Berkeley, CA 94710

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Dynavax Technologies Corporation, a Delaware corporation (the “Company”), of up to 26,450,000 shares of the Company’s common stock, par value $0.001 (the “Shares”), including up to 3,450,000 shares of common stock that may be sold pursuant to the exercise of an over-allotment option, pursuant to a Registration Statement on Form S-3 (Registration No. 333-169576) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus dated October 6, 2010 (the “Base Prospectus”) and the prospectus supplement dated October 28, 2010, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”). (The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”) The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Restated Certificate of Incorporation and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K.

Very truly yours,

Cooley LLP

By:	/s/ Charles S. Kim
Charles S. Kim

4401 EASTGATE MALL, SAN DIEGO, CA 92121  T: (858) 550-6000  F: (858) 550-6420 WWW.COOLEY.COM